As filed with the Securities and Exchange Commission on September 11, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NEOSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2343568
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
420 Lexington Avenue
Suite 450
New York, New York 10170
(212) 584-4180
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Catherine M. Vaczy, Esq.
Vice President and General Counsel
NeoStem, Inc.
420 Lexington Avenue, Suite 450, New York, New York 10170
(212) 584-4180
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $.001 per share	1,833,362	(1)	$4.54	(2)	$8,323,463	(2)	$255.53	(3)
Common Stock, par value $.001 per share	150,000	(4)	$4.70	(5)	$705,000	(5)	$21.64	(3)
Common Stock, par value $.001 per share	10,000	(4)	$4.90	(5)	$49,000	(5)	$1.50	(3)
Common Stock, par value $.001 per share	1,500	(4)	$5.00	(5)	$7,500	(5)	$.23	(3)
Common Stock, par value $.001 per share	68,511	(4)	$5.50	(5)	$376,811	(5)	$11.57	(3)
Common Stock, par value $.001 per share	4,000	(4)	$6.10	(5)	$24,400	(5)	$.75	(3)
Common Stock, par value $.001 per share	1,088,678	(4)	$8.00	(5)	$8,709,424	(5)	$267.00	(3)
Common Stock, par value $.001 per share	31,999	(4)	$12.00	(5)	$383,988	(5)	$11.79	(3)
Total	3,188,050	(1)(4)	$(2)	(5)	$18,579,586	(2)(5)	$570.01

(1)	Amount of shares of Common Stock to be registered. To be offered and sold by the selling stockholders.

(2)
Estimated solely for the purpose of computing the amount of the registration fee for the shares of Common Stock to be registered in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices for the Common Stock, $.001 par value per share, as reported by the American Stock Exchange on September 6, 2007, which date was within five business days of the date of this filing.

(3)	This amount is included in the aggregate filing fee for this registration statement of $570.

(4)	Amount of shares of Common Stock issuable upon exercise of warrants to be registered. To be offered and sold by the selling stockholders upon the exercise of outstanding warrants.

(5)
 Estimated solely for the purpose of computing the amount of the registration fee for the shares of Common Stock issuable upon exercise of  warrants to be registered in accordance with Rule 457(g) under the Securities Act, based upon the price at which the warrants may be exercised.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ALSO RELATES TO REGISTRATION STATEMENT NO. 333-140512 FILED BY THE REGISTRANT.  THE PROSPECTUS FORMING PART OF THIS REGISTRATION STATEMENT ALSO SERVES AS PROSPECTUS AND POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT NO. 333-140512, AS SPECIFIED IN RULE 429.

EXPLANATORY NOTE

NeoStem, Inc. has previously filed on April 13, 2007 Registration Statement No. 333-140512 on Form SB-2/A in order to register shares of its Common Stock, as well as shares of Common Stock underlying warrants, held by certain selling stockholders. Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement registers additional shares of Common Stock, as well as additional shares of Common Stock underlying warrants, held by certain selling stockholders, and also serves as a post-effective amendment to Registration No. 333-137045.   Accordingly, this Post-Effective Amendment Registration Statement carries forward from the previously filed Registration Statement No. 333-140512, (i) 1,795,930 shares of Common Stock and (ii) 1,190,688 shares of Common Stock underlying warrants, for an aggregate of 2,986,618 shares of Common Stock.  On August 9, 2007, NeoStem, Inc. effected a reverse stock split of its Common Stock at a ratio of one-for-ten shares.  All numbers in this Registration Statement have been adjusted to reflect the reverse stock split.

SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2007

The information contained in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS
NEOSTEM, INC.

3,188,050 Shares

Common Stock

Our securityholders named in the table beginning on page 17 of this prospectus are offering an aggregate of 3,188,050 shares of our Common Stock.  1,354,688 of such shares are issuable upon the exercise of currently outstanding warrants. We will not receive any proceeds upon the sale of shares by the selling stockholders. We will receive the exercise price of the outstanding warrants that are exercised. See “Use of Proceeds.”

Our Common Stock is traded on the American Stock Exchange under the symbol “NBS.”  Until August 9, 2007 our Common Stock was traded on the OTC Bulletin Board under the symbol “NEOI” and until August 30, 2006 was traded under the symbol “PHSM.”  On September 10, 2007, the reported last sale price of our Common Stock on the American Stock Exchange was $4.82 per share.

Investing in our Common Stock is speculative and involves a high degree of risk. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

September     , 2007

i

PROSPECTUS SUMMARY

This summary highlights some information contained or incorporated by reference in this prospectus.  It may not contain all of the information that is important to you.  Important information is incorporated by reference into this prospectus.  To understanding this offering fully, you should read carefully the entire prospectus, including “Risk Factors” and the other information incorporated by reference in this prospectus.

Our Company

We are in the business of operating a commercial autologous (donor and recipient are the same) adult stem cell bank and are pioneering the pre-disease collection, processing and long-term storage of stem cells from healthy adult donors that they can access for their own future medical treatment. On January 19, 2006 we consummated the acquisition of the assets of NS California, Inc., a California corporation (“NS California”) relating to NS California’s business of collecting and storing adult stem cells. Effective with the acquisition, the business of NS California became our principal business, rather than our historic business of providing capital and business guidance to companies in the healthcare and life science industries. We now provide adult stem cell processing, collection and banking services with the goal of making stem cell collection and storage widely available, so that the general population will have the opportunity to store their own stem cells for future healthcare needs. Using our proprietary process, we provide the infrastructure, methods and systems that allow adults to have their stem cells safely collected and conveniently banked for future therapeutic use as needed in the treatment of such life-threatening diseases as diabetes, heart disease and radiation sickness that may result from a bio-terrorist attack or nuclear accident. We also hope to become the leading provider of adult stem cells for diagnostic and therapeutic use in the burgeoning field of regenerative medicine. According to the National Institutes of Health, there are over 700 clinical trials underway relating to the use of adult stem cells, over 200 relating to autologous use, in the treatment of numerous serious diseases and conditions, including those that address cardiac disease, autoimmune disorders such as multiple sclerosis, peripheral vascular diseases, and age-related musculoskeletal disorders, as well as diabetes, cancer, neurological disease and wound healing.

We are structuring an aggressive direct to consumer marketing plan to drive awareness and target individuals who can afford our services. We also believe that those with economic constraints can now afford our services with the financing relationship we have established with GE Credit Care. We are planning to educate individuals that have a family history or early diagnosis of diseases being treated with stem cell therapy as well as those who have banked their infants stem cells that can afford this “bioinsurance.” Additionally we are working on establishing collaborations with high profile medical centers and academic institutions involved in cutting edge research and clinical trials to evaluate the use of stem cells for the treatment of various diseases. We believe that there is a significant need for our banking services for our first responders and homeland security personnel. We are moving forward to educate those groups and find resources to protect those individuals who protect us. Our other go-to market strategies include collaboration with cord blood companies, tissue banks, pharmaceutical companies, concierge medical programs, executive health plans and regenerative medicine specialists.

We have engaged in various capital raising activities to pursue this business opportunity, raising approximately $3,573,000 in 2006 and $2,500,000 through July 2007 through the private sale of our common stock, warrants and convertible promissory notes.  In August 2007, we completed a public offering of units consisting of shares of common stock and warrants to purchase common stock, which raised $6,350,000. Such capital raising activities are enabling us to pursue our business plan and grow our adult stem cell collection and storage business, including expanding marketing and sales activities. However, in order to fully develop our business, we expect to need to raise additional funds.

On August 29, 2006, our stockholders approved an amendment to our Certificate of Incorporation to effect a reverse stock split of our Common Stock at a ratio of one-for-ten shares and to change our name from Phase III Medical, Inc. to NeoStem, Inc.  On June 14, 2007, our stockholders approved an amendment to our Certificate of Incorporation to effect a reverse split of our Common Stock at a ratio of up to one-for-ten shares in the event it was deemed necessary by our Board of Directors in order to be accepted onto a securities exchange. On July 9, 2007, our Board of Directors approved a one-for-ten reverse stock split to be effective upon the initial closing of the Company’s public offering in order to satisfy the listing requirements of the American Stock Exchange.  On August 9, 2007 the reverse split was effective and the Company's Common Stock commenced trading on The American Stock Exchange under the symbol "NBS."  Accordingly, all numbers in this prospectus have been adjusted to reflect both the one-for-ten reverse stock split which was effective as of August 31, 2006, and the one-for-ten reverse stock split which was effective as of August 9, 2007.

NeoStem, Inc. was incorporated under the laws of the State of Delaware in September 1980 under the name Fidelity Medical Services, Inc. Our corporate headquarters is located at 420 Lexington Avenue, Suite 450, New York, NY 10170, our telephone number is (212) 584-4180 and our website address is www.neostem.com. The information contained on our website is not a part of this prospectus.

The Offering

Our securityholders named in the table beginning on page 17 of this prospectus are offering an aggregate of 3,188,050 shares of our Common Stock.  1,354,653 of such shares are issuable upon the exercise of currently outstanding warrants.  We will not receive any proceeds upon the sale of shares of Common Stock by the selling stockholders. We will receive the exercise price of the outstanding warrants that are exercised for cash. See “Use of Proceeds.”  Substantially all of the shares being offered hereby were acquired by the selling stockholders as a result of our capital raising activities in 2006 and 2007.  See “Selling Securityholders.”

RISK FACTORS

An investment in our Common Stock is speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information in this prospectus and incorporated by reference herein before deciding whether to purchase shares of our Common Stock. The risks described below are not the only ones facing our Company. Additional risks not presently known to us or that we currently believe to be immaterial may also adversely affect our business and impair our business operations. If any of the following risks actually occur, our business strategy, financial condition or operating results could be harmed. This could cause the trading price of our Common Stock to decline, and you may lose all or part of your investment.

RISKS RELATING TO THE COMPANY’S FINANCIAL CONDITION

 We have a history of operating losses and we will continue to incur losses.

Since our inception in 1980, we have generated only limited revenues from sales and have incurred substantial net losses of $6,051,400, $1,745,039 and $1,748,372 for the years ended December 31, 2006, 2005 and 2004, respectively, and $3,774,596 for the six months ended June 30, 2007. We expect to incur additional operating losses as well as negative cash flow from our new business operations until we successfully commercialize the collection, processing and storage of adult stem cells, if ever.

We have a history of liquidity problems, which may affect our ability to raise capital.

At June 30, 2007, we had a cash balance of $85,382, a working capital deficit of $472,182 and stockholders’ equity of $163,820. Our history of illiquidity and losses may make it difficult for us to raise capital on favorable terms. We have from time to time raised capital for our activities through the sale of our equity securities and promissory notes. Most recently, we raised $2,500,000 in January and February 2007 through the private placement sale of our common stock and warrants to purchase our common stock, and $6,350,000 in August 2007 through the public offering sale of units consisting of shares of our common stock and warrants to purchase common stock. Such capital raising activities are enabling us to pursue our business plan and grow our adult stem cell collection and storage business, including expanding marketing and sales activities.

We expect to need substantial additional financing to continue operations.

We expect to require substantial additional capital to fund our current operating plan for our new business. In addition, our cash requirements may vary materially from those now planned because of expenses relating to marketing, advertising, sales, distribution, research and development and regulatory affairs, as well as the costs of maintaining, expanding and protecting our intellectual property portfolio, including potential litigation costs and liabilities.

Our inability to obtain future capital funding on acceptable terms will negatively affect our business operations and current investors.

We expect that in the future we will seek additional funding through public or private financings. Additional financing may not be available on acceptable terms, or at all. If additional capital is raised through the sale of equity, or securities convertible into equity, further dilution to then existing stockholders will result. If additional capital is raised through the incurrence of debt, our business could be affected by the amount of leverage incurred. For instance, such borrowings could subject us to covenants restricting our business activities, paying interest would divert funds that would otherwise be available to support commercialization and other important activities, and holders of debt instruments would have rights and privileges senior to those of equity investors. If we are unable to obtain adequate financing on a timely basis, we may be required to delay, reduce the scope of or eliminate some of our planned activities, any of which could have a material adverse effect on the business.

We will continue to experience cash outflows.

We continue to incur expenses, including the salary of our executive officers, rent, legal, marketing and accounting fees, insurance and general administrative expenses. Our business activities are in the early stages of development and will therefore result in additional cash outflows in the foreseeable future. It is not possible at this time to state whether we will be able to finance these cash outflows or when we will be able to achieve and sustain a positive cash position. Our ability to become profitable will depend on many factors, including our ability to successfully commercialize the business. We cannot assure that we will ever become profitable and we expect to continue to incur losses. NS California itself had nominal operations and nominal assets at the time of our acquisition of its adult stem cell business. From its inception in 2002 through September 30, 2005, NS California had aggregate revenues of $25,500, and aggregate losses of $2,357,940.

RISKS RELATING TO THIS OFFERING

 Our stock has historically had limited trading volume.

Our common stock currently trades on the American Stock Exchange and until August 9, 2007 was traded on the OTC Bulletin Board, an electronic, screen-based trading system operated by the National Association of Securities Dealers, Inc. Our stock has generally been thinly traded and we cannot assure you that our securities will have improved liquidity now that they are traded on the American Stock Exchange.  As a result, an investor may find it difficult to dispose of our common stock.

Our stock price could be volatile.

The price of our common stock has fluctuated in the past and may be more volatile in the future. Factors such as the announcements of government regulation, new products or services introduced by us or by our competition, healthcare legislation, trends in health insurance, litigation, fluctuations in operating results, our success in commercializing our business and market conditions for healthcare stocks in general could have a significant impact on the future price of our common stock. The historically low volume of trading in our common stock has made it more vulnerable, and it may continue to be more vulnerable, to rapid changes in price in response to market conditions.

Sales of substantial amounts of our common stock in the open market, or the availability of such shares for sale, could adversely affect the price of our common stock.

We had 3,991,168 shares of common stock outstanding as of September 10, 2007. The following securities that may be exercised for, or are convertible into, shares of our common stock were issued and outstanding as of September 10, 2007:

•	Options. Stock options to purchase 616,600 shares of our common stock at a weighted average exercise price of approximately $6.84 per share.
•	Warrants. Warrants to purchase 1,354,688 shares of our common stock at a weighted average exercise price of approximately $7.57 per share.
•	Class A Warrants. Warrants to purchase 635,000 shares of our common stock at an exercise price of $6.00 per share. The Class A warrants were issued in our public offering in August 2007.
•
Underwriters Warrants.  Warrants issued to the underwriter in our public offering in August 2007 to purchase 95,250 shares of our common stock at a price of $6.50 per share (130% of the price of the common stock sold in the public offering).

Substantially all of the outstanding shares of our common stock, as well as substantially all the shares of our common stock that may be issued under our outstanding options, warrants, Class A warrants and underwriter warrants, are or will be registered or otherwise not restricted from trading.

Our outstanding warrants may negatively affect our ability to raise additional capital.

During the terms of our outstanding warrants, their holders are given the opportunity to profit from a rise in the market price of our common stock. So long as the warrants are outstanding, the terms on which we could obtain additional capital may be adversely affected. The holders of the warrants might be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided by the warrants.

RISKS RELATING TO THE COMPANY’S BUSINESS

If the potential of stem cell therapy to treat serious disease is not realized, the value of our stem cell collection, processing and storage and our development programs could be significantly reduced.

The potential of stem cell therapy to treat serious disease is currently being explored. Stem cell therapy is not a commonly used procedure and it has not been proven in clinical trials that stem cell therapy will be an effective treatment for diseases other than those currently addressed by hematopoietic stem cell transplants. No stem cell products have been successfully developed and commercialized to date, and none have received regulatory approval in the United States or internationally. Stem cell therapy may be susceptible to various risks, including undesirable and unintended side effects, unintended immune system responses, inadequate therapeutic efficacy or other characteristics that may prevent or limit its approval or commercial use. The value of our stem cell collection, processing and storage and our development programs could be significantly reduced if the use of stem cell therapy to treat serious disease is not proven effective in the near future.

Because the stem cell industry is subject to rapid technological and therapeutic changes, our future success will materially depend on the viability of the commercial use of stem cells for the treatment of disease.

Our success materially depends on the development of therapeutic treatments and cures for disease using stem cells. The broader medical and research environment for such treatments and cures critically affects the utility of stem cells, the services we offer to the public, and our future success. The value of stem cells in the treatment of disease is subject to potentially revolutionary technological, medical and therapeutic changes. However, future technological and medical developments or improvements in conventional therapies could render the use of stem cells and our services and equipment obsolete and unmarketable. As a result, there can be no assurance that our services will provide competitive advantages over other technologies. If technological or medical developments arise that materially alter the commercial viability of our technology or services, we may be forced to incur significant costs in replacing or modifying equipment in which we have already made a substantial investment prior to the end of its anticipated useful life. Alternatively, significant advances may be made in other treatment methods or in disease prevention techniques which could significantly reduce or entirely eliminate the need for the services we provide. The materialization of any of these risks could have a material adverse effect on our business, financial condition, the results of operations or our ability to operate at all.

We may be forced to undertake lengthy and costly efforts to build market acceptance of our stem cell collection, processing and storage services, the success of which is critical to our profitability. There can be no assurance that these services will gain market acceptance.

We anticipate that service fees from the processing and storage of stem cells will comprise a substantial majority of our revenue in the future and, therefore, our future success depends on the successful and continued market acceptance of this service. Broad use and acceptance of our service requires marketing expenditures and education and awareness of consumers and medical practitioners who, under present law, must order stem cell collection on behalf of a potential customer. The time and expense required to educate and build awareness of our services and its potential benefits could significantly delay market acceptance and our ultimate profitability. The successful commercialization of our services will also require that we satisfactorily address the concerns of medical practitioners in order to avoid potential resistance to recommendations for our services and ultimately reach our potential consumers. No assurances can be given that our business plan and marketing efforts will be successful, that we will be able to commercialize our services, or that there will be market acceptance of our services or clinical acceptance of our services by physicians sufficient to generate any material revenues for us.

Ethical and other concerns surrounding the use of stem cell therapy may increase the regulation of or negatively impact the public perception of our stem cell services, thereby reducing demand for our services.

The use of embryonic stem cells for research and stem cell therapy has been the subject of debate regarding related ethical, legal and social issues. Although our business only utilizes adult stem cells and does not involve the more controversial use of embryonic stem cells, the use of other types of human stem cells for therapy could give rise to similar ethical, legal and social issues as those associated with embryonic stem cells. Additionally, it is possible that our business could be negatively impacted by any stigma associated with the use of embryonic stem cells if the public fails to appreciate the distinction between the use of adult versus embryonic stem cells. The commercial success of our business will depend in part on public acceptance of the use of stem cell therapy, in general, for the prevention or treatment of human diseases. Public attitudes may be influenced by claims that stem cell therapy is unsafe or unnecessary, and stem cell therapy may not gain the acceptance of the public or the medical community. Public pressure or adverse events in the field of stem cell therapy that may occur in the future also may result in greater governmental regulation of our business creating increased expenses and potential regulatory delays relating to the approval or licensing of any or all of the processes and facilities involved in our stem cell banking services. In the event that the use of stem cell therapy becomes the subject of adverse commentary or publicity, our business could be adversely affected and the market price for our common stock could be significantly harmed.

We operate in a highly regulated environment, and our failure to comply with applicable regulations, registrations and approvals would materially and adversely affect our business.

Historically, the FDA has not regulated banks that collect and store stem cells. More recent changes, however, require establishments engaged in the recovery, processing, storage, labeling, packaging or distribution of any Human Cells, Tissues, and Cellular and Tissue-Based Products (HCT/Ps) or the screening or testing of a cell tissue donor to register with the FDA. The registration requirement was effective as of January 2004. The FDA also adopted rules in May 2005 that regulate current Good Tissues Practices (cGTP). We may be or become subject to such registration requirements and regulations, and there can be no assurance that we will be able, or will have the resources, to comply. Future FDA regulations could also adversely impact or limit our ability to market or perform our services. In order to collect and store blood stem cells we must conduct (or arrange for the conduct of) a variety of laboratory tests which are regulated under the federal Clinical Laboratory Improvement Amendments (CLIA). Any facility conducting regulated tests must obtain a CLIA certificate of compliance and submit to regular inspection.

Some states require additional regulation and oversight of clinical laboratories operating within their borders and some impose obligations on out-of-state laboratories providing services to their residents. The states in which we initially plan to engage in processing and storage activities all currently have licensing requirements with which we believe we will need to comply. Additionally, there may be state regulations impacting the storage and use of blood products that would impact our business. We obtained our biologics license from the State of California in May 2006. In April 2007, the Company received two provisional licenses from the State of New York. The first license permits the Company’s California facility to collect, process and store hematopoietic progenitor cells (“HPCs”) collected from New York residents. The second license permits solicitation in New York relating to the collection of HPCs. Each license is subject to certain limitations. There can be no assurance that we will be able to obtain the necessary licenses required to conduct our business in other states, or maintain licenses that we do obtain in such states, including California and New York. If we identify other states with licensing requirements or if other states adopt such other requirements, or if we plan to conduct business in a new state with such licensing requirements, we would also have to obtain such licenses and/or comply with such other requirements. We may also be subject to state and federal privacy laws related to the protection of our customers’ personal health information to which we would have access through the provision of our services. We may be required to spend substantial amounts of time and money to comply with any regulations and licensing requirements, as well as any future legislative and regulatory initiatives. Failure to comply with applicable regulatory requirements or delay in compliance may result in, among other things, injunctions, operating restrictions, and civil fines and criminal prosecution which would have a material adverse effect on the marketing and sales of our services and impair our ability to operate profitably or preclude our ability to operate at all in the future.

Our business was not contemplated by many existing laws and regulations.

The service that we provide is unique. It is not medical treatment, although it involves medical procedures, and it is not research, although research participation is part of our business plan. Our business was not contemplated by many of the regulations in the field in which we operate and as a result, there is often considerable uncertainty when we are analyzing the applicability of regulatory requirements. We have devoted significant resources to ensuring compliance with those laws that we believe to be applicable and when applicability of a law is in doubt, we have opted to comply in order to minimize risk. It is possible, however, that regulators may disagree with some of our interpretations of the law prompting additional compliance requirements or even enforcement actions. Such enforcement may have a material adverse effect on our operations or may require re-structuring of our operations or impair our ability to operate profitably.

Our failure to comply with laws related to hazardous materials could materially harm us.

We are subject to state and federal laws regulating the proper disposal of biohazardous material. Although we believe we are currently in compliance with all such applicable laws, a violation of such laws, or the future enactment of more stringent laws or regulations, could subject us to liability for noncompliance and may require us to incur costs and/or otherwise have a material adverse effect on our ability to do business.

Side effects of the stem cell collection process or a failure in the performance of our cryopreservation storage facility or systems could harm our business and reputation.

To the extent a customer experiences adverse side effects from the stem cell collection process, or our cryopreservation storage service is disrupted, discontinued or our ability to provide banked stem cells is impaired for any reason, our business and operations could be adversely affected. Any equipment failure that causes a material interruption or discontinuance in our cryopreservation storage of stem cell specimens could result in stored specimens being damaged and unable to be utilized. Adverse side effects of the collection process or specimen damage (including contamination or loss in transit to us), could result in litigation against us and reduced future revenue, as well as harm to our reputation. Our insurance may not adequately compensate us for any losses that may occur due to any such adverse side effects or failures in our system or interruptions in our ability to maintain proper, continued, cryopreservation storage services. Our systems and operations are vulnerable to damage or interruption from fire, flood, equipment failure, break-ins, tornadoes and similar events for which we do not have redundant systems or a formal disaster recovery plan and may not carry sufficient business interruption insurance to compensate us for losses that may occur. Any claim of adverse side effects or material disruption in our ability to maintain continued uninterrupted storage systems could have a material adverse effect on our business, operating results and financial condition.

We are dependent on existing relationships with third parties to conduct our business.

Our process of collecting stem cells involves the injection of a “mobilizing agent” which causes the stem cells to leave the bone marrow and enter into the blood stream. The injection of this mobilizing agent is an integral part of the collection process. There is currently only one supplier of this mobilizing agent, and we are currently dependent upon our relationship with such supplier to maintain an adequate supply. Although we continue to explore alternative methods of stem cell collection, there can be no assurance that any such methods will prove to be successful. In the event that our supplier is unable or unwilling to continue to supply a mobilizing agent to us on commercially reasonable terms, and we are unable to identify alternative methods or find substitute suppliers on commercially reasonable terms, we may not be able to successfully commercialize our business. We are also currently using only one outside “apheresis” provider that also is expected to be the aspheresis provider to certain of our collection centers being operated by third parties. “Apheresis” is the process through which stem cells are extracted from a patient’s whole blood and it is an integral part of our collection process. Although other third parties could provide apheresis services, any disruption in the relationship with this service would cause a delay in the delivery of our services. In order to successfully commercialize our business, we will continue to depend upon our relationship with such companies or we or the collection centers operated by third parties will need to develop internal capabilities to provide this service and obtain appropriate licensure.

Our success will depend in part on establishing and maintaining effective strategic partnerships and collaborations.

A key aspect of our business strategy is to establish strategic relationships in order to gain access to critical supplies, to expand or complement our development or commercialization capabilities, or to reduce the cost of developing or commercializing services on our own. There can be no assurance that we will enter into such relationships or that the arrangements will be on favorable terms. Relationships with licensed professionals such as physicians may be subject to state and federal laws including fraud and abuse regulations restricting the referral of business, prohibiting certain payments to physicians, or otherwise limiting our options for structuring a relationship. If our services become reimbursable by government or private insurers in the future, we could be subject to additional regulation and perhaps additional limitations on our ability to structure relationships with physicians. Additionally, state regulators may impose restrictions on the types of business relationships into which licensed physicians or other licensed professionals may enter. Failure to comply with applicable fraud and abuse regulations or other regulatory requirements could result in civil fines, criminal prosecution or other sanctions. Even if we do enter into these arrangements, we may not be able to maintain these relationships or establish new ones in the future on acceptable terms. Furthermore, these arrangements may require us to grant certain rights to third parties, including exclusive rights or may have other terms that are burdensome to us. If any of our partners terminate their relationship with us or fail to perform their obligations in a timely manner, the development or commercialization of our services may be substantially delayed. If we fail to structure our relationships with physicians in accordance with applicable fraud and abuse laws or other regulatory requirements it could have a material adverse effect on our business.

We are dependent upon our management, scientific and medical personnel and we may face difficulties in attracting qualified employees or managing the growth of our business.

Our future performance and success are dependent upon the efforts and abilities of our management, medical and scientific personnel. Furthermore, our future growth will require hiring a significant number of qualified technical, medical, scientific, commercial, business and administrative personnel. Accordingly, recruiting and retaining such personnel in the future will be critical to our success. If we are not able to continue to attract and retain, on acceptable terms, the qualified personnel necessary for the continued development of our business, we may not be able to sustain our operations or achieve our business objectives. Our failure to manage growth effectively could limit our ability to achieve our commercialization and other goals relating to, and we may fail in developing, our new business.

RISKS RELATING TO COMPETITION

The stem cell preservation market has and continues to become increasingly competitive.

We may face competition from companies with far greater financial, marketing, technical and research resources, name recognition, distribution channels and market presence than us, who are marketing or developing new services that are similar to the services that are now being or may in the future be developed by us. There can be no assurance that we will be able to compete successfully.

For example, in the established market for cord blood stem cell banking, the growth in the number of families banking their newborn’s cord blood stem cells has been accompanied by an increasing landscape of competitors. Our business, which has been more recently developed, already faces competition from other established operators of stem cell preservation businesses and providers of stem cell storage services. We believe that certain of our competitors have established stem cell banking services to process and store stem cells collected from adipose tissue (fat tissue). This type of stem cell banking will require partnering with cosmetic surgeons who perform liposuction procedures. In addition, we believe the use of adult stem cells from adipose tissue will require extensive clinical trials to prove the safety and efficacy of such cells and the enzymatic process required to extract adult stem cells from fat. From a technology perspective this ability to expand a small number of stem cells could present a competitive alternative to stem cell banking. The ability to create a therapeutic quantity of stem cells from a small number of cells is essential to using embryonic stem cells and would be desirable to treat patients who can only supply a small number of their own stem cells. There are many biotechnology laboratories attempting to develop stem cell expansion technology, but to date, stem cell expansion techniques are very inefficient and typically the target cells stop dividing naturally, keeping the yield low. However, stem cell expansion could also complement adult stem cell banking by allowing individuals to extend the banking of an initial collection of cells for many applications.

In the event that we are not able to compete successfully with our current or potential competitors, it may be difficult for us to grow our revenue and maintain our existing business without incurring significant additional expenses to try and refine our technology, services or approach to our business to better compete, and even then there would be no guarantee of success.

We may face competition in the future from established cord blood banks and some hospitals.

Cord blood banks such as ViaCord (a division of ViaCell International) or Cryo-Cell International may be drawn to the field of stem cell collection because their processing labs and storage facilities can be used for processing adult stem cells from peripheral blood and their customer lists may provide them with an easy access to the market. We estimate that there are approximately 43 cord blood banks in the United States, approximately 25 of which are autologous (donor and recipient are the same) and approximately 18 of which are allogeneic (donor and recipient are not the same). Hospitals that have transplant centers to serve cancer patients may elect to provide some or all of the services that we provide. We estimate that there are approximately 123 hospitals in the United States with stem cell transplant centers. All of these competitors may have access to greater financial resources. In addition, other established companies with greater access to financial resources may enter our markets and compete with us. There can be no assurance that we will be able to compete successfully.

RISKS RELATING TO INTELLECTUAL PROPERTY

There is significant uncertainty about the validity and permissible scope of patents in the biotechnological industry. We may not be able to obtain patent protection.

There can be no assurance that the patent applications to which we hold rights will result in the issuance of patents, or that any patents issued or licensed to our company will not be challenged and held to be invalid or of a scope of coverage that is different from what we believe the patent’s scope to be. Further, there can be no assurance that any future patents related to these technologies will ultimately provide adequate patent coverage for or protection of our present or future technologies, products or processes. Our success will depend, in part, on whether we can obtain patents to protect our own technologies; obtain licenses to use the technologies of third parties if necessary, which may be protected by patents; protect our trade secrets and know-how; and operate without infringing the intellectual property and proprietary rights of others.

We may be unable to protect our intellectual property from infringement by third parties.

Despite our efforts to protect our intellectual property, third parties may infringe or misappropriate our intellectual property or may develop intellectual property competitive to ours. Our competitors may independently develop similar technology, duplicate our processes or services or design around our intellectual property rights. As a result, we may have to litigate to enforce and protect our intellectual property rights to determine their scope, validity or enforceability. Intellectual property litigation is costly, time-consuming, diverts the attention of management and technical personnel and could result in substantial uncertainty regarding our future viability. The loss of intellectual property protection or the inability to secure or enforce intellectual property protection would limit our ability to develop and/or market our services in the future. This would also likely have an adverse affect on the revenues generated by any sale or license of such intellectual property. Furthermore, any public announcements related to such litigation or regulatory proceedings could adversely affect the price of our common stock.

Third parties may claim that we infringe on their intellectual property.

We also may be subject to costly litigation in the event our technology infringes upon another party’s proprietary rights. Third parties may have, or may eventually be issued, patents that would be infringed by our technology. Any of these third parties could make a claim of infringement against us with respect to our technology. We may also be subject to claims by third parties for breach of copyright, trademark or license usage rights. An adverse determination in any litigation of this type could require us to design around a third party’s patent, license alternative technology from another party or otherwise result in limitations in our ability to use the intellectual property subject to such claims. Litigation and patent interference proceedings could result in substantial expense to us and significant diversion of efforts by our technical and management personnel. An adverse determination in any such interference proceedings or in patent litigation to which we may become a party could subject us to significant liabilities to third parties or, as noted above, require us to seek licenses from third parties. If required, the necessary licenses may not be available on acceptable financial or other terms or at all. Adverse determinations in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us, in whole or in part, from commercializing our products, which could have a material adverse effect on our business, financial condition and results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement we may use in connection with this prospectus, and the documents we incorporate by reference into this prospectus contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. For this purpose, any statements contained herein that relate to future events or conditions, including without limitation, the statements included or incorporated by reference into this prospectus regarding our our financial position, potential, business strategy, plans and objectives for future operations, may be deemed to be forward-looking statements.  All such statements, which are all statements other than of historical fact, involve risks and uncertainties.  These statements are commonly identified by the use of such terms and phrases as “intends,” “expects,” “anticipates,” “estimates,” “seeks” and “believes.” Additionally, statements concerning our ability to develop the adult stem cell business, the future of regenerative medicine and the role of adult stem cells in that future, the future use of adult stem cells as a treatment option and the potential revenue growth of such business are forward-looking statements. Our ability to enter the adult stem cell arena and future operating results are dependent upon many factors, including but not limited to: (i) our ability to obtain sufficient capital or a strategic business arrangement to fund our expansion plans; (ii) our ability to build the management and human resources and infrastructure necessary to support the growth of our business; (iii) competitive factors and developments beyond our control; (iv) scientific and medical developments beyond our control; (v) our inability to obtain appropriate state licenses or any other adverse effect or limitations caused by government regulation of the business; (vi) whether any of the Company’s current or future patent applications result in issued patents; and (vii) other risk factors discussed in "Risk Factors" contained herein.  We cannot guarantee future results or achievements, and prospective investors are cautioned not to place undue reliance on these forward-looking statements.  In addition, any forward-looking statements represent our expectation only as of the date of this prospectus and should not be relied on as representing our expectations as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our expectations change. When we indicate that an event, condition or circumstance could or would have an adverse effect on us, we mean to include effects upon our business, financial and other condition, results of operations, prospects and ability to service our debt.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our Common Stock covered hereby, by any of the selling stockholders. Some of the shares of Common Stock to be sold in this offering have not yet been issued and will only be issued upon the exercise of warrants.  We will receive estimated net proceeds of approximately $10,256,123 if all such warrants are exercised for cash, however, certain of our outstanding warrants have a cashless exercise feature. We intend to use any proceeds received from the exercise of the warrants for general corporate purposes, including the funding of development activities. We expect to incur expenses of approximately $25,000 in connection with this offering.

RECENT DEVELOPMENTS
Business

NeoStem, Inc. (the “Company”) is in the business of operating a commercial autologous (donor and recipient are the same) adult stem cell bank and the pre-disease collection, processing and long-term storage of adult stem cells that donors can access for their own future medical treatment. On January 19, 2006 the Company consummated the acquisition of the assets of NS California, Inc., a California corporation (“NS California”) relating to NS California’s business of collecting and storing adult stem cells. Prior to the acquisition of NS California, the Company’s business had been providing capital and business guidance to companies in the healthcare and life science industries, including NS California. The Company now is providing adult stem cell processing, collection and banking services with the goal of making stem cell collection and storage widely available, so that the general population will have the opportunity to store their own stem cells for future healthcare needs. Using its proprietary process, the Company provides the infrastructure, methods and systems that allow adults to have their stem cells safely collected and conveniently banked for future therapeutic use as needed in the treatment of such life-threatening diseases as diabetes, heart disease and radiation sickness that may result from a bio-terrorist attack or nuclear accident. The Company also hopes to become the leading provider of adult stem cells for diagnostic and therapeutic use in the burgeoning field of regenerative medicine. According to the National Institutes of Health, there are over 700 clinical trials underway relating to the use of adult stem cells, over 200 relating to autologous use, in the treatment of numerous serious diseases and conditions, including those that address cardiac disease, autoimmune disorders such as multiple sclerosis, peripheral vascular diseases and age related musculoskeletal disorders, as well as diabetes, cancer, neurological disease, and wound healing.

We are structuring an aggressive direct to consumer marketing plan to drive awareness and target individuals who can afford our services. We also believe that those with economic constraints can now afford our services with the financing relationship we have established with GE Credit Care. We are planning to educate individuals that have a family history or early diagnosis of diseases being treated with stem cell therapy as well as those who have banked their infants stem cells that can afford this “bioinsurance.” Additionally we are working on establishing collaborations with high profile medical centers and academic institutions involved in cutting edge research and clinical trials to evaluate the use of stem cells for the treatment of various diseases. We believe that there is a significant need for our banking services for first responders and homeland security personnel. We are moving forward to educate those groups and find resources to protect those individuals who protect us. Our other go-to market strategies include collaboration with cord blood companies, tissue banks, pharmaceutical companies, concierge medical programs, executive health plans and regenerative medicine specialists.

Stem Cells

Stem cells are very primitive and undifferentiated cells that have the unique ability to transform into many different cells, such as white blood cells, nerve cells or heart muscle cells. Stem cells can be found in the bone marrow or peripheral blood of adults. Certain processes can cause the stem cells to leave the bone marrow and enter the blood where they can be collected. The Company currently only works with adult stem cells collected from peripheral blood through a safe, minimally invasive procedure called “apheresis.”

Plan of Operations

The Company is engaging in the business of autologous adult stem cell collection, processing and banking. The Company believes that as adult stem cell therapies obtain necessary regulatory approvals and become standard of care, individuals will need the infrastructure, methods and procedures being developed by the Company to have their stem cells safely collected and conveniently stored for future therapeutic use. The Company intends to generate revenues from the following:

• initial collection of adult stem cells
• storage of adult stem cells (generating recurring revenue)
• utilization of adult stem cells (when stem cells are used)

It is developing a service model to create a source of stem cells that potentially enables physicians to treat a variety of diseases and engage in research to progress therapeutic development using adult stem cells. The Company anticipates fees being derived from Company-owned collection centers and collection centers operated by physicians and medical institutions with which it collaborates. It anticipates the opening of a flagship collection center in New York City, the establishment of which is anticipated to be partially funded from the proceeds of its recent public offering. It also is seeking to obtain government grants and catalogue and store adult stem cells in a biorepository. As this biorepository grows, it is anticipated there will be revenues derived from relationships with pharmaceutical companies and other companies developing stem cell therapies who require access to cells. Additionally, the Company plans to expand its patent portfolio in the adult stem cell arena. The Company is currently processing and storing the adult stem cells collected with its processes at its California facility. As the Company grows, it may choose to utilize additional processing and storage capabilities in the northeastern United States or elsewhere, whether through the expansion of its own facilities and personnel or through the forging of strategic relationships with an established provider of cell processing and storage services.

Company Initiatives

The Company’s current initiatives include plans to:

·	Develop strategic initiatives with cord blood companies, tissue banks and pharmaceutical companies
·	Collaborate with academic institutions on licensing opportunities, build out of collection centers and provision of collection services for ongoing clinical trials
·	Develop partnerships with executive health programs, wellness physicians, concierge medical programs, medical spas and first responder groups
·	Expand the Company’s intellectual property portfolio within the stem cell arena
·
Expand its Government Programs Initiatives and in this regard has recently hired Arlene Graime as Director of Government Affairs and Special Projects, to spearhead efforts aimed at working with key federal and state agencies as well as congressional committees in order to raise awareness for the benefits of adult stem cell therapy as a treatment option

·	Submit grant applications to National Institutes of Health and others to fund Company programs
·	Assist in developing The Stem for Life Foundation, an adult stem cell foundation formed to generate awareness of stem cell therapies

In April 2007, the Company participated in the founding of The Stem for Life Foundation (the “Foundation”). The Mission of the Foundation is to heighten public awareness and knowledge of the benefits and promise of Adult Stem Cells in treating serious medical conditions. The Foundation is committed to assisting those who protect us. First Responders (Fire, Police, Rescue and Military) are at high risk for exposure to radiation, burns, wounds, and other trauma. The Foundation will help provide resources, not just for those emergency workers, but also to other individuals who become chronically ill and will be in need of assistance to collect, process and store their own stem cells now for use in the future. The Foundation was formed under the Pennsylvania Not-for-Profit Corporation Law and is intended to qualify as a 501(c)(3) corporation under the Internal Revenue Code, as amended. Certain members of the Company’s management are officers and/or sit on the Board of Trustees of the Foundation.

SELLING SECURITYHOLDERS

NeoStem, Inc. has previously filed Registration Statement No. 333-140512 on Form SB-2/A in order to register shares of its Common Stock, as well as shares of Common Stock issuable upon exercise of warrants, held by certain selling stockholders.  The Registration Statement on Form S-3 of which this prospectus forms a part registers additional shares of Common Stock, as well as additional shares of Common Stock issuable upon exercise of warrants, held by certain selling stockholders, and also serves as a post-effective amendment to Registration Statement No. 333-140512.  Accordingly, the post-effective amendment Registration Statement of which this prospectus forms a part carries forward from the previously filed Registration Statement No. 333-140512, (i) 1,795,930 shares of Common Stock and (ii) 1,190,688 shares of Common Stock issuable upon exercise of warrants, for an aggregate of 2,986,618 shares of Common Stock.

We have filed with the Securities and Exchange Commission a registration statement on Form S-3, of which this prospectus is a part, to register for resale (i) 1,833,362 shares of outstanding Common Stock; and (ii) 1,354,688 shares of Common Stock issuable upon exercise of outstanding warrants, for an aggregate of 3,188,050 shares of Common Stock, 201,432 of which have not previously been registered and 2,986,618 of which are being carried forward from the previously effective registration statement being amended hereby. All of the shares and warrants are owned by the selling securityholders.

Selling securityholders who acquired Company securities in the January 2007 private placement (defined below) acquired registration rights with respect to (i) 500,000 shares of Common Stock and (ii) 500,000 shares of Common Stock issuable upon exercise of warrants, for an aggregate of 1,000,000 shares of Common Stock.  In January and February 2007, the Company raised an aggregate of $2,500,000 through the private placement of 250,000 units at a price of $10.00 per unit to 35 accredited investors (the “January 2007 private placement”). Each unit was comprised of two shares of the Company’s common stock, one redeemable seven-year warrant to purchase one share of common stock at a purchase price of $8.00 per share and one non-redeemable seven-year warrant to purchase one share of common stock at a purchase price of $8.00 per share. The Company issued an aggregate of 500,000 shares of common stock, and warrants to purchase up to an aggregate of 500,000 shares of common stock at an exercise price of $8.00 per share. Emerging Growth Equities, Ltd (“EGE”), the placement agent for the January 2007 private placement, received redeemable seven-year warrants to purchase 34,255 shares of common stock at a purchase price of $5.00 per share, redeemable seven-year warrants to purchase 17,128 shares of common stock at a purchase price of $8.00 per share and non-redeemable seven-year warrants to purchase 17,128 shares of common stock at a purchase price of $8.00 per share.  All of such shares of common stock, and shares of common stock issuable upon exercise of all such warrants, are being registered for resale.

Selling securityholders who acquired Company securities in the June 2006 private placement (as defined below) acquired registration rights with respect to (i) 472,500 shares of Common Stock and (ii) 236,250 shares of Common Stock issuable upon exercise of warrants, for an aggregate of 708,750 shares of Common Stock.  On June 2, 2006 (the “June 2006 private placement”), the Company entered into a securities purchase agreement with 17 accredited investors (the “June 2006 investors”). DCI Master LDC, an affiliate of Duncan Capital Group LLC (“Duncan,” which was then acting as an advisor to the Company), acted as lead investor.  The Company issued to each June 2006 investor shares of its common stock at a per-share price of $4.40 along with a five-year warrant to purchase a number of shares of common stock equal to 50% of the number of shares of common stock purchased by the June 2006 investor.  Duncan received a fee of 24,000 shares of common stock.  The gross proceeds from this sale were $2,079,000.  All of such shares of common stock, and shares of common stock issuable upon exercise of all such warrants, are being registered for resale, with the exception of 7,638 shares sold under a previously-effective registration statement.

Selling securityholders who acquired Company securities in the Summer 2006 private placement (as defined below) acquired registration rights with respect to (i) 397,760 shares of Common Stock and (ii) 198,900 shares of Common Stock issuable upon exercise of warrants, for an aggregate of 596,660 shares of Common Stock.  During July and August 2006, the Company raised an aggregate of $1,750,000 through the private placement to 34 accredited investors of 397,760 shares of its common stock at $4.40 per share and warrants to purchase 198,900 shares of common stock at $8.00 per share (the “Summer 2006 private placement”). The terms of the Summer 2006 private placement were substantially similar to the terms of the June 2006 private placement.  All of such shares are being registered for resale, with the exception of 77,546 shares sold under a previously-effective registration statement.

Selling securityholders who acquired Company securities in the WestPark private placement (as defined below) or who acquired Company securities as a result of a special offer (as described below) by the Company to convert or extend the promissory notes issued in the WestPark private placement, acquired registration rights with respect to an aggregate of: (i) 116,100 shares of common stock; (ii) 162,530 shares of Common Stock issuable upon exercise of warrants exercisable at $8.00 or $12.00 per share; and (iii) a maximum of 12,500 shares of Common Stock issuable upon conversion of convertible promissory notes, for an aggregate of 291,130 shares of Common Stock.  All of the shares of common stock so issued, and the shares of common stock issuable upon exercise of the warrants so issued, are being registered for resale, with the exception of 29,134 shares sold under a previously-effective registration statement and the 12,500 shares of Common Stock issuable upon conversion of the convertible promissory notes which have been paid and are no longer outstanding.

On December 30, 2005, and in January 2006, the Company consummated the private placement sale to 19 accredited investors (the “WestPark investors”) of units consisting of convertible promissory notes and detachable warrants (“the WestPark private placement”). Gross proceeds raised were $250,000 on December 30, 2005 and $250,000 in January 2006, totaling an aggregate of $500,000.  Each unit was comprised of: (a) a nine month note in the principal amount of $25,000 bearing 9% simple interest, payable semi-annually, with the 2nd payment paid upon maturity, convertible into shares of the Company’s common stock at a conversion price of $6.00 per share; and (b) 4,167 detachable three year warrants, each for the purchase of one share of common stock at an exercise price of $12.00 per share.  The Company issued to WestPark Capital, Inc., the placement agent for the WestPark private placement, (i) 5,000 shares of common stock (2,500 shares on December 30, 2005 and 2,500 shares in January 2006); and (ii) warrants to purchase an aggregate of 8,334 shares of the Company’s common stock (4,167 on December 30, 2005 and 4,167 in January 2006).

In an effort to improve the Company’s financial position, in August 2006 the Company had approached the WestPark investors with a special offer to either extend the term of their promissory notes or convert their promissory notes to common stock of the Company earlier than the original terms called for, in partial consideration for which the WestPark investors were asked to waive certain penalties. Incentives included, among other things, the issuance of shares of common stock (568 shares for each $25,000 in principal amount of note converted or extended), the issuance of additional warrants to purchase shares of common stock (a second warrant identical to the amount of first warrant originally issued, for each note converted), reduced conversion prices for the notes from $6.00 to $4.40 per share and reduced exercise prices for the warrants from $12.00 to $8.00 per share. In September 2006, the Company revised the offer relating to the option of conversion of the WestPark Notes by eliminating the issuance of the additional 568 shares of common stock for each $25,000 in principal amount of the Note converted. As of October 30, 2006, WestPark investors holding $425,000 of the $500,000 of convertible promissory notes had agreed to convert them into shares of common stock and $162,500 (of which $137,500 in principal amount was subsequently transferred and converted by the transferees) had agreed to extend the term of the convertible promissory notes on the terms set forth above.   By January 2007, the remaining $75,000 in principal amount had been repaid and therefore all the convertible promissory notes issued in the WestPark private placement had either been converted into shares of the Company’s common stock or were repaid by the Company and are no longer outstanding.

The other selling securityholders acquired their shares of Common Stock and/or warrants in connection with: (i) private financings; (ii) provision of services to the Company; (iii) conversion of outstanding indebtedness to the Company including in an exchange offer during 2005; or (iv) the NS California acquisition (see “Prospectus Summary” and “Recent Developments”).

Stock Ownership

The table below sets forth the number of shares of Common Stock that are:

• owned beneficially by each of the selling stockholders;
• offered by each selling stockholder pursuant to this prospectus;

•       to be owned beneficially by each selling stockholder after completion of the offering, assuming that all of the warrants held by the selling stockholder are exercised and all of the shares offered in this prospectus are sold and that none of the other shares held by the selling stockholders if any, are sold; and

•       the percentage to be owned by each selling stockholder after completion of the offering, assuming that all of the warrants held by the selling stockholder are exercised and all of the shares offered in this prospectus are sold and that none of the other shares held by the selling stockholder, if any, are sold.

For purposes of this table each selling stockholder is deemed to beneficially own:

• the issued and outstanding shares of Common Stock owned by the selling stockholder as of September 10, 2007;
• the shares of Common Stock underlying all warrants being registered hereunder owned by the selling stockholders;

•       the shares of Common Stock underlying any other options or warrants owned by the selling stockholder which are exercisable as of September 10, 2007 or which were exercisable within 60 days after September 10, 2007.

Because the selling stockholders may offer all or some portion of the above-referenced securities under this prospectus or otherwise, no estimate can be given as to the amount or percentage that will be held by the selling stockholders upon termination of any sale. In addition, the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of such securities since the date on which information in this table is provided, in transactions exempt from the registration requirements of the Securities Act. Information about the selling stockholders may change from time to time. Any changed information will be set forth in prospectus supplements, if required.

Except as otherwise noted, none of such persons or entities has had any material relationship with us during the past three years.

In connection with the registration of the shares of Common Stock offered in this prospectus, we will supply prospectuses to the selling stockholders.

Name	Number of Shares beneficially owned before Offering	Number of Shares being offered hereby	Number of Shares beneficially owned after the Offering	Percentage of Shares beneficially owned after the Offering[1]
305 Investments LP [2]	6,000	6,000	0	Less than 1%
Apheresis Services of Southern California	3	3	0	Less than 1%
Aron Abecassis [3]	17,046	17,046	0	Less than 1%
Byung Koo Ahn	315	315	0	Less than 1%
The Altman Group	2,000	2,000	0	Less than 1%
Joseph D. Ament Revocable Trust [4]	17,046	17,046	0	Less than 1%
David Azus	1,205	1,205	0	Less than 1%
Christopher P. Baker [5]	66,454	66,454	0	Less than 1%
Ballyshannon Family Partners, LP [6]	10,000	10,000	0	Less than 1%
Ballyshannon Partners, LP [7]	40,000	40,000	0	Less than 1%

[1]
The percentage of stock outstanding for each stockholder after the offering is calculated by dividing (i) (A) the number of shares of Common Stock deemed to be beneficially held by such stockholder as of September 10, 2007, minus (B) the number of shares being offered in this offering by such stockholder (including shares underlying warrants) by (i) the sum of (A) the number of shares of Common Stock outstanding as of September 10, 2007 plus (B) the number of shares of Common Stock issuable upon the exercise of options and warrants held by such stockholder which were exercisable as of September 10, 2007 or which will be exercisable within 60 days after September 10,  2007.

[2]	Beneficial ownership includes 3,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

[3]	Beneficial ownership includes 5,682 shares of Common Stock underlying warrants, all of which being offered pursuant to this Registration Statement.

[4]	Beneficial ownership includes 5,682 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

[5]
Christopher P. Baker is an affiliate of a broker-dealer. Beneficial ownership includes 31,364 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

6
Beneficial ownership includes 5,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Beneficial ownership also includes an additional 20,000 shares of Common Stock and 20,000 shares of Common Stock underlying warrants, held in the name of Ballyshannon Partners, L.P., all of which are being offered pursuant to this Registration Statement.  Ballyshannon Partners, L.P. and Ballyshannon Family Partner, L.P. are limited partners of EGE Holdings, Ltd.  EGE Holdings, Ltd. owns Emerging Growth Equities, Ltd., a registered broker-dealer and the placement agent for the Company’s January 2007 private placement.

7
Beneficial ownership includes 20,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Beneficial ownership also includes an additional 5,000 shares of Common Stock and 5,000 shares of Common Stock underlying warrants, held in the name of Ballyshannon Family Partners, L.P., all of which are being offered pursuant to this Registration Statement.  Ballyshannon Partners, L.P. and Ballyshannon Family Partners, L.P. are limited partners of EGE Holdings, Ltd.  EGE Holdings, Ltd. owns Emerging Growth Equities, Ltd., a registered broker-dealer and the placement agent for the Company’s January 2007 private placement.

Michael Barrasso [8]	1,024	424	600	Less than 1%
Beacon Trust Co., TTEE FBO F. Chandler Coddington Jr. IRA [9]	102,274	102,274	0	Less than 1%
Gregory J. Berlacher [10]	10,000	10,000	0	Less than 1%
Julie T. Berlacher [11]	20,000	20,000	0	Less than 1%
Richard Berman [12]	74,092	34,092	40,000	Less than 1%
Carmen Berman Revocable Trust	603	603	0	Less than 1%
Robert Berman Revocable Trust	603	603	0	Less than 1%
Michele E. Beuerlein, Trustee of the Epstein/Beuerlein Living Trust UTA dated August 7, 2002	4,800	4,800	0	Less than 1%
BlausenLisi, L.P. [13]	8,167	8,167	0	Less than 1%

8	Beneficial ownership includes 424 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

9
Beneficial ownership includes 34,092 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Beneficial ownership also includes an additional 10,000 shares of Common Stock and 10,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement, all held in the name of F. Chandler Coddington Jr.

10
Beneficial ownership includes 5,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  In addition, Gregory J. Berlacher exercises voting and dispositive power over an additional 5,000 shares of Common Stock and 73,510 shares of Common Stock underlying warrants held in the name of VFT Special Ventures, Ltd., all of which are being offered pursuant to this Registration Statement.  Mr. Berlacher is the President and Chief Executive Officer of Emerging Growth Equities, Ltd., a registered broker-dealer and the placement agent for the Company’s January 2007 private placement.   He is also a limited partner (and the principal owner) of EGE Holdings, Ltd.  EGE Holdings, Ltd. owns Emerging Growth Equities, Ltd. and VFT Special Ventures Ltd.

11
Beneficial ownership includes 10,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Julie T. Berlacher’s husband, Robert A. Berlacher, exercises voting and dispositive power over 6,000 shares of Common Stock and 6,000 shares of Common Stock underlying warrants held in the name of Chardonnay Partners, L.P. and 30,000 shares of Common Stock and 30,000 shares of Common Stock underlying warrants held in the name of Northwood Capital Partners, L.P., all of which are being offered pursuant to this Registration Statement. Mr. Berlacher is a limited partner and member of the Board of Directors of EGE Holdings, Ltd. EGE Holdings, Ltd. owns Emerging Growth Equities, Ltd., a registered broker-dealer and the placement agent for the Company’s January 2007 private placement.  Mr. Berlacher is also the beneficial owner of an additional 10,000 shares of Common Stock and 10,000 shares of Common Stock underlying warrants held in the name of Julie T. Berlacher, Mr. Berlacher’s wife, all of which are being offered pursuant to this Registration Statement.

12
Beneficial ownership includes 11,364 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Mr. Berman is a Director of the Company and Chairman of the Company’s Audit, Compensation and Nominating Committees.

13
BlausenLisi, L.P. serves as a consultant to the Company.  Beneficial ownership includes 4,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

Kurt J. Boyce [14]	509	509	0	Less than 1%
Sara Boyce [15]	509	509	0	Less than 1%
Kurt J. Boyce and Sara Boyce [16]	1205	1205	0	Less than 1%
Dov B. Braun [17]	17,046	17,046	0	Less than 1%
Glenn S. Bromley [18]	17,046	17,046	0	Less than 1%
Caribbean Stem Cell Group Inc.	62,500	62,500	0	Less than 1%
Catalytix LDC [19]	40,000	40,000	0	Less than 1%
Catalytix LDC Life Science Hedge AC [20]	40,000	40,000	0	Less than 1%
Chardonnay Partners, L.P. [21]	12,000	12,000	0	Less than 1%

14
Beneficial ownership includes 160 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement. Mr. Boyce is also the beneficial owner of an additional 349 shares of Common Stock and 160 shares of Common Stock underlying warrants, all held in the name of Mr. Boyce’s wife, Sara Boyce, and 1,205 shares of Common Stock held in the name of Kurt J. Boyce and Sara Boyce. All such additional shares of Common Stock are being offered pursuant to this Registration Statement.

15
Beneficial ownership includes 160 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement. Mrs. Boyce is also the beneficial owner of an additional 349 shares of Common Stock and 160 shares of Common Stock underlying warrants, all held in the name of Mrs. Boyce’s husband, Kurt J. Boyce, and 1,205 shares of Common Stock held in the name of Kurt J. Boyce and Sara Boyce. All such additional shares of Common Stock are being offered pursuant to this Registration Statement.

16
Kurt J. Boyce and Sara Boyce are also the beneficial owners of an additional 349 shares of Common Stock and 160 shares of Common Stock underlying warrants, all held in the name of Kurt J. Boyce, and 349 shares of Common Stock and 160 shares of Common Stock underlying warrants, all held in the name of Sara Boyce. All such additional shares of Common Stock are being offered pursuant to this Registration Statement.

17	Beneficial ownership includes 5,682 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

18	Beneficial ownership includes 5,682 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

19
Beneficial ownership includes 20,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Beneficial ownership also includes 20,000 shares of Common Stock, and 20,000 shares of Common Stock underlying warrants, all held in the name of Catalytix LDC Life Science Hedge AC, and all of which are being offered pursuant to this Registration Statement.

20
Beneficial ownership includes 20,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Beneficial ownership also includes 20,000 shares of Common Stock, and 20,000 shares of Common Stock underlying warrants, all held in the name of Catalytix LDC, and all of which are being offered pursuant to this Registration Statement.

21
Beneficial ownership includes 6,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Robert A. Berlacher exercises voting and dispositive power over 6,000 shares of Common Stock and 6,000 shares of Common Stock underlying warrants held in the name of Chardonnay Partners, L.P. and 30,000 shares of Common Stock and 30,000 shares of Common Stock underlying warrants held in the name of Northwood Capital Partners, L.P., all of which are being offered pursuant to this Registration Statement. Mr. Berlacher is a limited partner and member of the Board of Directors of EGE Holdings, Ltd.  EGE Holdings, Ltd. owns Emerging Growth Equities, Ltd., a registered broker-dealer and the placement agent for the Company’s January 2007 private placement.

David A. Chazanovitz [22]	8,500	8,000	500	Less than 1%
S.J. Choi	2,519	2,519	0	Less than 1%
F. Chandler Coddington Jr. [23]	20,000	20,000	0	Less than 1%
Richard Cohen	2,000	2,000	0	Less than 1%
Robert M. Cohen [24]	2,404	2,402	2	Less than 1%
Patricia Coleine [25]	1,713	1,713	0	Less than 1%
Evan Collins [26]	10,986	10,986	0	Less than 1%
Michelle Cona [27]	250	250	0	Less than 1%
Consulting for Strategic Growth 1 Ltd. [28]	32,863	32,863	0	Less than 1%
MW Crow Family LP [29]	25,000	25,000	0	Less than 1%

22	Beneficial ownership includes 4,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

23
Beneficial ownership includes 10,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Beneficial ownership also includes an additional 68,182 shares of Common Stock, all of which are being offered pursuant to this Registration Statement, and 34,092 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement, all held in the name of Beacon Trust Co., TTEE FBO F. Chandler Coddington Jr. IRA.

24	Beneficial ownership includes 2,402 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

25	Beneficial ownership includes 160 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

26	Beneficial ownership includes 2,273 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

27
Michelle Cona is an affiliate of WestPark Capital, Inc., a broker-dealer and the placement agent for the Company’s private offering of warrants and convertible promissory notes from December 2005 to January 2006.

28
Consulting for Strategic Growth 1 Ltd. serves as a consultant to the Company. Beneficial ownership includes 11,500 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

29
Michael Crow, the general partner of the MW Crow Family LP, is a director of DCI Master LDC and the President of Duncan Capital Group LLC (“Duncan Capital”).  Duncan Capital is owned by the MW Crow Family LP.  DCI Master LDC, an affiliate of Duncan Capital, was the lead investor in the Company’s June 2006 Private Placement and is the beneficial owner of 170,455 shares of Common Stock, all of which are being offered pursuant to this Registration Statement.  An additional 85,228 shares of Common Stock underlying warrants in the name of DCI Master LDC are also being offered pursuant to this Registration Statement; however, such shares are subject to an “Issuance Limitation” and are not beneficially owned to the extent their exercise would cause beneficial ownership to exceed 4.99%.  See “Selling Securityholders – DCI Master LDC.”  Duncan Capital was a party to an Advisory Agreement with the Company from May 2006 to August 2007 and is the beneficial owner of 25,705 shares of Common Stock, all of which are being offered pursuant to this Registration Statement.  The Company currently subleases its executive office space from DC Associates LLC, an affiliate of Duncan Capital and DCI Master LDC, which is the beneficial owner of 3,060 shares of Common Stock, all of which are also being offered pursuant to this Registration Statement.  All shares deemed beneficially owned by Mr. Crow, including shares in the name of the MW Crow Family LP, DCI Master LDC, Duncan Capital Group LLC and DC Associates LLC, are currently being held subject to the terms of an irrevocable proxy agreement whereby the proxy has agreed to vote the shares in favor of nominees for director proposed by the nominating committee of the Board of Directors of the Company and in favor of all other matters of whatever nature proposed by the board on issues requiring shareholder approval and shall abstain from matters not proposed by the Board.  The Company understands that, pursuant to an agreement of Mr. Crow to reduce his beneficial ownership to below 4.99%, the requisite number of shares beneficially owned by Mr. Crow are in the process of being sold or distributed to third parties unrelated to Mr. Crow or to non-affiliates in his fund.  Mr. Crow has further agreed to the early termination of the Duncan Capital financial advisory agreement, the relinquishment of the right to appoint a designee to the Company’s Board of Directors and the Company agreed to reimburse him for certain costs and expenses relating to the irrevocable proxy agreement, register the shares held by the transferees on this registration statement and vest certain unvested shares held by Duncan Capital.

DC Associates LLC[30]	3,060	3,060	0	Less than 1%
DCI Master LDC [31]	170,455	255,683	0	Less than 1%
C. Douglas Dickson	6	6	0	Less than 1%
Diversified Equity Funding, LP [32]	20,000	20,000	0	Less than 1%
Drake Investments Ltd.	20,000	20,000	0	Less than 1%
Duncan Capital Group LLC [33]	25,705	25,705	0	Less than 1%

30	DC Associates LLC, an affiliate of DCI Master LDC and Duncan Capital Group LLC, currently subleases executive office space to the Company.

31
DCI Master LDC, an affiliate of Duncan Capital Group LLC, was the lead investor in the Company’s June 2006 Private Placement. Beneficial ownership does not include 85,228 shares of Common Stock underlying warrants held by DCI Master LDC; however, all of the shares of Common Stock underlying such warrants are being offered pursuant to this Registration Statement. Such warrants are exercisable immediately, have an exercise price of $.80 per share, and expire on June 1, 2011. Such warrants are subject to beneficial ownership limitations that render them unexercisable while the holder thereof beneficially owns more than 4.99% of the total number of shares of Common Stock of the Company then issued and outstanding, or to the extent exercise thereof would result in the beneficial ownership by the holder thereof of more than 4.99% of the total number of shares of Common Stock of the Company then issued and outstanding (the “Issuance Limitation”). The holder may waive the Issuance Limitation only upon 61 days’ prior written notice. DCI Master LDC is also the beneficial owner of an additional 25,705 shares of Common Stock held in the name of Duncan Capital Group LLC, and 3,060 shares of Common Stock held in the name of DC Associates LLC, all of which are being offered pursuant to this Registration Statement.  See also “Selling Securityholders – MW Crow Family LP” and “Selling Securityholders – Duncan Capital Group LLC.”

32	Beneficial ownership includes 10,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

33
Duncan Capital Group LLC, an affiliate of DCI Master LDC, was a party to an Advisory Agreement with the Company from May 2006 to August 2007. The Company currently subleases its executive office space from DC Associates LLC, an affiliate of Duncan Capital Group LLC and DCI Master LDC. Duncan Capital Group LLC is also the beneficial owner of an additional 170,455 shares of Common Stock held in the name of DCI Master LDC, and 3,060 shares of Common Stock held in the name of DC Associates LLC, all of which are being offered pursuant to this Registration Statement.   See also “Selling Securityholders – MW Crow Family LP” and “Selling Securityholders – DCI Master LDC.”

Robert Edinger [34]	1,553	1,553	0	Less than 1%
EDJ Limited [35]	12,000	12,000	0	Less than 1%
Arthur D. Emil [36]	8,523	8,523	0	Less than 1%
Elizabeth M. Englett [37]	5,115	5,115	0	Less than 1%
Martin Euler [38]	4,736	4,736	0	Less than 1%
David and Marion Fass [39]	7,103	7,103	0	Less than 1%
Sandy Fein [40]	8,523	8,523	0	Less than 1%
Dennis Fenton	970	970	0	Less than 1%
N. Scott Fine and Cathy M. Fine, JTWROS [41]	16,000	16,000	0	Less than 1%
Paul Fruchthandler [42]	8,523	8,523	0	Less than 1%
Michael Gardner [43]	34,092	34,092	0	Less than 1%
Edward F. Garnett [44]	5,482	5,482	0	Less than 1%
Garnett, Shiffer & Associates, Inc.	6,202	6,202	0	Less than 1%

34	Beneficial ownership includes 160 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

35	Beneficial ownership includes 6,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

36	Beneficial ownership includes 2,841 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

37	Beneficial ownership includes 1,705 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

38	Beneficial ownership includes 4,167 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

39	Beneficial ownership includes 6,250 of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

40	Beneficial ownership includes 2,841 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

41
Beneficial ownership includes 8,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Selling securityholder is an affiliate of a broker-dealer.

42
Paul Fruchthandler is an affiliate of a broker-dealer. Beneficial ownership includes 2,841 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

43	Beneficial ownership includes 11,364 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

44	Edward F. Garnett is a director of NS California, Inc. Mr. Garnett is also the beneficial owner of an additional 6,202 shares of Common Stock held in the name of Garnett, Shiffer & Associates, Inc., all of which are being offered pursuant to this Registration Statement.

The Garnett Trust dated 4/25/2001	1,293	1,293	0	Less than 1%
Dr. Steven Glickman	1,700	1,700	0	Less than 1%
Gold Living Trust [45]	40,000	40,000	0	Less than 1%
Yanky Greenberg [46]	17,046	17,046	0	Less than 1%
Felicia Grossman [47]	4,167	4,167	0	Less than 1%
Matthew Hadden [48]	1,500	1,500	0	Less than 1%
Joshua Halberstam [49]	4,262	4,262	0	Less than 1%
Richard S. Harman SEP IRA [50]	20,000	20,000	0	Less than 1%
Mark Harris	1,626	1,626	0	Less than 1%
Janet Heetner [51]	4,262	4,262	0	Less than 1%
Dwight L. Hershman [52]	8,523	8,523	0	Less than 1%
Hershman Holdings LLC [53]	51,137	51,137	0	Less than 1%
Thomas G. Hirose, M.D.	3,455	2,455	1,000	Less than 1%
Barry Honig [54]	20,000	20,000	0	Less than 1%
Hospital for Joint Diseases [55]	500	500	0	Less than 1%
Koby Huberman [56]	8,514	8,514	0	Less than 1%

45	Beneficial ownership includes 20,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.
46	Beneficial ownership includes 5,682 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

47	Beneficial ownership includes 4,167 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

48	Beneficial ownership includes 500 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

49	Beneficial ownership includes 1,421 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

50	Beneficial ownership includes 10,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

51	Beneficial ownership includes 1,421 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

52	Beneficial ownership includes 2,841 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

53	Beneficial ownership includes 17,046 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

54	Beneficial ownership includes 10,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

55	Dr. Robin Smith, the Chief Executive Officer and Chairman of the Board of the Company, and Dr. Joseph Zuckerman, a director of the Company, are each directors of the Hospital for Joint Diseases.

56	Beneficial ownership includes 2,838 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

Iroquois Master Fund Ltd. [57]	85,000	40,000	45,000	1.12%
Paula Kadison	9,091	9,091	0	Less than 1%
Emerging Growth Equities PSP dtd 9/1/99 FBO Phyllis Kalista 401K [58]	20,000	20,000	0	Less than 1%
Gary S. Kaminsky [59]	20,000	20,000	0	Less than 1%
Sam Kirschenbaum [60]	40,000	40,000	0	Less than 1%
Custodian for Jacob Michael Klein	1,510	1,510	0	Less than 1%
Mark T. Klein, M.D. [61]	1,510	1,510	0	Less than 1%
Klein Intervivos Trust	1,510	1,510	0	Less than 1%
Kaare Kolstad [62]	21,509	21,509	0	Less than 1%
Moshe Koppel [63]	9,849	9,849	0	Less than 1%
Cathy Kruchko	2,410	2,410	0	Less than 1%
Simon Lam	2,681	2,681	0	Less than 1%
Isaac Lamm [64]	8,523	8,523	0	Less than 1%
Martin Lamm [65]	8,523	8,523	0	Less than 1%
Adrienne Landau [66]	15,153	15,153	0	Less than 1%
Jeffrey and Sheryl Levine [67]	2,841	2,841	0	Less than 1%

57	Beneficial ownership includes 35,000 shares of Common Stock underlying warrants, 20,000 of which are being offered pursuant to this Registration Statement.

58
Beneficial ownership includes 10,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement. Phyllis Kalista is an employee of Emerging Growth Equities, Ltd., a registered broker-dealer and the placement agent for the Company’s January 2007 private placement.

59	Beneficial ownership includes 10,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

60	Beneficial ownership includes 20,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

61
Mark T. Klein, M.D. is also the beneficial owner of an additional 1,510 shares of Common Stock held in the name of Custodian for Jacob Michael Klein, and 1,510 shares of Common Stock held in the name of Klein Intervivos Trust, all of which are being offered pursuant to this Registration Statement.

62	Beneficial ownership includes 4,841 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

63	Beneficial ownership includes 4,167 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

64	Beneficial ownership includes 2,841 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

65	Beneficial ownership includes 2,841 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

66	Beneficial ownership includes 8,334 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

Hanka Lew [68]	4,167	4,167	0	Less than 1%
Arthur Luxenberg [69]	22,428	22,428	0	Less than 1%
Jeffrey Malkus [70]	17,046	17,046	0	Less than 1%
Wayne A. Marasco [71]	59,618	14,368	45,250	1.12%
Wayne A. Marasco, TTEE, Wayne A. Marasco Revocable Trust [72]	12,500	12,500	0	Less than 1%
Raymond Markman [73]	16,153	16,153	0	Less than 1%
Brad Maroni	1,499	1,499	0	Less than 1%
Larry A. May [74]	27,274	11,774	15,500	Less than 1%
Patricia E. May [75]	51	51	0	Less than 1%
J. Gregory Mears [76]	17,046	17,046	0	Less than 1%

67	Beneficial ownership includes 2,841 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

68	Beneficial ownership includes 4,167 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

69	Beneficial ownership includes 16,668 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

70	Beneficial ownership includes 5,682 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

71
Wayne A. Marasco is the Chairman of the Company’s Scientific Advisory Board and a consultant to the Company.  Until November 12, 2006, Dr. Marasco was a director of the Company and until January 29, 2007 he was the Company’s Senior Scientific Advisor.  Beneficial ownership includes 36,250 shares issuable upon exercise of options, none of which are being offered pursuant to this Registration Statement. Dr. Marasco is also the beneficial owner of an additional 12,500 shares of Common Stock held in the name of Wayne A. Marasco, TTEE, Wayne A. Marasco Revocable Trust, all of which are being offered pursuant to this Registration Statement.

72
The trustee, Wayne A. Marasco, is the Chairman of the Company’s Scientific Advisory Board and a consultant to the Company.  Until November 12, 2006, Dr. Marasco was a director of the Company and until January 29, 2007 he was the Company’s Senior Scientific Advisor.

73
Raymond Markman provides investor relations services to the Company.  Beneficial ownership includes 8,334 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

74
Larry A. May is the Chief Financial Officer of the Company and the former Chief Executive Officer of NS California, Inc.  Beneficial ownership includes 10,500 shares of Common Stock issuable upon exercise of options, none of which are being offered pursuant to this Registration Statement.  Mr. May is also the beneficial owner of an additional 51 shares of Common Stock held in the name of Mr. May’s wife, Patricia E. May, all of which are being offered pursuant to this Registration Statement.

75
Patricia E. May is the wife of Larry A. May, the Chief Financial Officer of the Company and the former Chief Executive Officer of NS California, Inc.  Mrs. May is also the beneficial owner of an additional 16,774 shares of Common Stock (11,774 of which are being offered pursuant to this Registration Statement) and 10,500 shares of Common Stock issuable upon the exercise of options (none of which are being offered pursuant to this registration statement), all held in the name of Larry A. May.

Jonathan Medved [77]	34,472	34,472	0	Less than 1%
Bernard Mermelstein [78]	8,334	8,334	0	Less than 1%
Meyer Ventures Investments, LLC [79]	85,229	85,229	0	Less than 1%
Isaac Michalovsky [80]	8,523	8,523	0	Less than 1%
Migosa Enterprises Inc. [81]	8,523	8,523	0	Less than 1%
Donald O. Miller, IRA [82]	17,046	17,046	0	Less than 1%
Jane Milmore [83]	4,925	4,925	0	Less than 1%
Kenji Mizuguchi	1,277	1,277	0	Less than 1%
Ken D. Mroczek	1,544	1,544	0	Less than 1%
Armando Munoz [84]	4,167	4,167	0	Less than 1%
Steven S. Myers Revocable Trust [85]	89,083	68,183	20,900	Less than 1%
Michael Nimaroff [86]	4,168	4,168	0	Less than 1%

76	Beneficial ownership includes 5,682 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

77	Beneficial ownership includes 14,585 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

78	Beneficial ownership includes 8,334 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

79	Beneficial ownership includes 28,410 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

80	Beneficial ownership includes 2,841 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

81	Beneficial ownership includes 2,841 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

82	Beneficial ownership includes 5,682 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

83
Jane Milmore is the wife of Richard Vaczy, the brother of Catherine Vaczy, the Vice President and General Counsel of the Company. Beneficial ownership includes 2,084 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement. Ms. Milmore is also the beneficial owner of an additional 6,819 shares of Common Stock and 8,334 shares of Common Stock underlying warrants, all held in the name of Richard Vaczy, all of which are being offered pursuant to this Registration Statement.

84
Armando Munoz is also the beneficial owner of an additional 62,500 shares of Common Stock which are held in the name of Caribbean Stem Cell Group, Inc., of which Dr. Munoz is President. All of such additional shares are being offered pursuant to this Registration Statement.

85
Steven S. Myers has been a director of the Company since November 2006 and is a member of the Company’s Audit, Compensation and Nominating Committees.  Beneficial ownership includes 22,728 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Mr. Myers is also the beneficial owner of an additional 20,900 shares of Common Stock, none of which are being offered pursuant to this Registration Statement.

86	Beneficial ownership includes 4,168 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

Northwood Capital Partners, LP [87]	60,000	60,000	0	Less than 1%
NS California, Inc. [88]	787	787	0	Less than 1%
Fred Ophus	1,616	1,616	0	Less than 1%
Samuel Ottensoser [89]	3,250	3,250	0	Less than 1%
Marc Palker [90]	5,600	600	5,000	Less than 1%
John Pappajohn [91]	155,229	125,229	30,000	Less than 1%
Marilyn Pike [92]	4,205	1,205	3,000	Less than 1%
Anthony Pintsopoulos [93]	4,374	4,374	0	Less than 1%
Anthony Pitti	3,929	3,929	0	Less than 1%
Colin Poole [94]	4,736	4,736	0	Less than 1%
Porter Partners, L.P. [95]	68,000	68,000	0	Less than 1%
Rubio Punzalan	3,482	2455	1,027	Less than 1%
Mark A. Raifman [96]	4,262	4,262	0	Less than 1%

87
Beneficial ownership includes 30,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Robert A. Berlacher exercises voting and dispositive power over 6,000 shares of Common Stock and 6,000 shares of Common Stock underlying warrants held in the name of Chardonnay Partners, L.P. and 30,000 shares of Common Stock and 30,000 shares of Common Stock underlying warrants held in the name of Northwood Capital Partners, L.P., all of which are being offered pursuant to this Registration Statement. Mr. Berlacher is a limited partner and member of the Board of Directors of EGE Holdings, Ltd. EGE Holdings, Ltd. owns Emerging Growth Equities, Ltd., a registered broker-dealer and the placement agent for the Company’s January 2007 private placement.  Mr. Berlacher is also the beneficial owner of an additional 10,000 shares of Common Stock and 10,000 shares of Common Stock underlying warrants held in the name of Julie T. Berlacher, Mr. Berlacher’s wife, all of which are being offered pursuant to this Registration Statement.

88	NS California, Inc. sold its adult stem cell business to the Company on January 19, 2006. See “Prospectus Summary” and “Recent Developments.”

89	Beneficial ownership includes 750 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

90
Marc Palker previously served as a consultant to the Company. Beneficial ownership includes 500 shares held in the name of Marc Palker Rollover IRA and 4,500 shares issuable upon exercise of options, none of which are being offered pursuant to this Registration Statement.

91	Beneficial ownership includes 58,410 shares of Common Stock underlying warrants, 48,410 of which are being offered pursuant to this Registration Statement.

92
Marilyn Pike has been a consultant to the Company. Beneficial ownership includes 2,000 shares issuable upon exercise of options, none of which are being offered pursuant to this Registration Statement.

93
Anthony Pintsopoulos is an affiliate of WestPark Capital, Inc., a broker-dealer and the placement agent for the Company’s private offering of warrants and convertible promissory notes from December 2005 to January 2006. Beneficial ownership includes 4,167 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

94	Beneficial ownership includes 4,167 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

95	Beneficial ownership includes 34,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

Gilbert Raker [97]	4,167	4,167	0	Less than 1%
Denis Rodgerson [98]	15,407	12,407	3,000	Less than 1%
Andrew Rosenberg	4,020	4,000	20	Less than 1%
Phillip Rosenberg [99]	8,523	8,523	0	Less than 1%
Albert Ruback 100	31,153	31,153	0	Less than 1%
Joseph Rubin 101	8,523	8,523	0	Less than 1%
Richard Rubenstein 102	7,578	7,578	0	Less than 1%
Rubenstein Public Relations, Inc.103	3,689	3,689	0	Less than 1%
Michael Sacofsky 104	8,516	8,516	0	Less than 1%
William Sarnoff 105	34,092	34,092	0	Less than 1%
Jutta Sayles	1951	910	1,041	Less than 1%
Jeffery Schnapper 106	4,736	4,736	0	Less than 1%
Neal Scott 107	250	250	0	Less than 1%
Thomas Scott	10,001	10,001	0	Less than 1%
Jay D. Seid 108	20,000	20,000	0	Less than 1%

96	Beneficial ownership includes 1,421 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

97	Beneficial ownership includes 4,167 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

98
Denis Rodgerson is the Director of Stem Cell Science for the Company and a founder of NS California Inc.  Beneficial ownership includes 3,000 shares issuable upon exercise of options, none of which are being offered pursuant to this Registration Statement.

99	Beneficial ownership includes 2,841 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

100	Beneficial ownership includes 31,062 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

101	Beneficial ownership includes 2,841 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

102	Beneficial ownership includes 4,168 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

103	Rubenstein Public Relations provides public relations services to the Company.

104	Beneficial ownership includes 2,839 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

105	Beneficial ownership includes 11,364 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

106	Beneficial ownership includes 4,167 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

107	Neal Scott is an affiliate of WestPark Capital, Inc., a broker-dealer and the placement agent for the Company’s private offering of warrants and convertible promissory notes from December 2005 to January 2006.

Shanala JAP Investment Services Limited Partnership, LLP 109	17,046	17,046	0	Less than 1%
Ronald Shear 110	40,000	40,000	0	Less than 1%
William Sheppard 111	13,153	13,153	0	Less than 1%
Victor Sim	37	37	0	Less than 1%
Elly Slomowitz 112	4,841	4,841	0	Less than 1%
George S. Smith 113	10,925	4,925	6,000	Less than 1%
Gordon and Norma Smith 114	5,000	5,000	0	Less than 1%
Robin L. Smith 115	231,207	79,257	151,950	3.71%
Sokol, Behot & Fiorenzo 116	14,750	14,750	0	Less than 1%
Peter G. and Susan H. Stanley JTWROS 117	20,000	20,000	0	Less than 1%

108
Beneficial ownership includes 10,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Jay D. Seid is a limited partner of EGE Holdings, Ltd. and an employee of Emerging Growth Equities, Ltd., a registered broker-dealer and the placement agent for the Company’s January 2007 private placement.  EGE Holdings, Ltd. owns Emerging Growth Equities, Ltd.

109	Beneficial ownership includes 5,682 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

110
Beneficial ownership includes 20,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Selling securityholder is an affiliate of a broker-dealer.

111	Beneficial ownership includes 8,334 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

112	Beneficial ownership includes 2,841 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

113
 George S. Smith is the Medical Director of Laboratory Operations for the Company. Beneficial ownership includes 2,084 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement, and 6,000 shares issuable upon the exercise of options, none of which are being offered pursuant to this Registration Statement.

114	Gordon and Norma Smith are the parents of Robin Smith, the Chief Executive Officer and Chairman of the Board of the Company.

115
Robin L. Smith is the Chief Executive Officer and Chairman of the Board of the Company effective June 2, 2006. Prior thereto, Dr. Smith served as Chairman of the Advisory Board of the Company since September 2005.   Beneficial ownership includes:  33,645 shares of Common Stock underlying warrants (31,995 of which are being offered pursuant to this Registration Statement); and 97,000 shares of Common Stock issuable upon exercise of options, none of which are being offered pursuant to this Registration Statement.

116
Sokol, Behot & Fiorenzo is a law firm which provides services to the Company. Beneficial ownership includes 2,750 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

117
Beneficial ownership includes 10,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Peter G. Stanley is a limited partner of EGE Holdings, Ltd. and an employee of Emerging Growth Equities, Ltd., a registered broker-dealer and the placement agent for the Company’s January 2007 private placement.  EGE Holdings, Ltd. owns Emerging Growth Equities, Ltd.

Starobin Partners, Inc. 118	1,461	1,461	0	Less than 1%
NFS Custodian FBO Jill Steier IRA 119	6,000	6,000	0	Less than 1%
Jason Stein 120	10,000	10,000	0	Less than 1%
Harry Steinmetz 121	15,153	15,153	0	Less than 1%
Joseph F. Steliga 122	1,553	1,553	0	Less than 1%

118
Beneficial ownership includes 1,461 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement. Robin L. Smith, the Chief Executive Officer and Chairman of the Board of the Company, is the owner of a 7% interest in Starobin Partners, Inc.; however, she has waived all interest in such warrants.

119
Beneficial ownership includes 3,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Jill Steier is a limited partner of EGE Holdings, Ltd. and an employee of Emerging Growth Equities, Ltd., a registered broker-dealer and the placement agent for the Company’s January 2007 private placement.  EGE Holdings, Ltd. owns Emerging Growth Equities, Ltd.

120	Beneficial ownership includes 5,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

121	Beneficial ownership includes 8,334 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

122	Beneficial ownership includes 160 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

Baruch Sterman 123	8,523	8,523	0	Less than 1%
Yvette Stoker	682	682	0	Less than 1%
Symbion Research International, Inc. 124	2,717	2,717	0	Less than 1%
Nancy Talian	682	682	0	Less than 1%
TCMP3 Partners LP 125	51,364	51,364	0	Less than 1%
Trilogy Capital Partners, Inc.126	150,000	150,000	0	Less than 1%
Cynthia Tsai 127	1,000	1,000	0	Less than 1%
Tsunami Trading Corp. 128	17,046	17,046	0	Less than 1%
Catherine Vaczy 129	108,856	72,856	36,000	Less than 1%

123	Beneficial ownership includes 2,841 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

124	Symbion Research International, Inc. is the landlord for the Company’s office facilities in Agoura Hills, California, previously occupied by NS California, Inc.

125	Beneficial ownership includes 31,364 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

126
Trilogy Capital Partners, Inc. has served as a marketing and investor relations consultant to the Company since March 1, 2007.  Beneficial ownership includes 150,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

127	Beneficial ownership includes 1,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

128	Beneficial ownership includes 5,682 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

129
Catherine M. Vaczy is the Vice President and General Counsel of the Company.   Beneficial ownership includes:  4,084 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement; and 26,000 shares of Common Stock issuable upon exercise of options, none of which are being offered pursuant to this Registration Statement.

130	Richard Vaczy is the brother of Catherine Vaczy, the Vice President and General Counsel of the Company. Beneficial ownership includes 8,334 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement. Mr. Vaczy is also the beneficial owner of an additional 2,841 shares of Common Stock, all of which are being offered pursuant to this Registration Statement, and 2,084 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement, all held in the name of Mr. Vaczy’s wife, Jane Milmore.

Richard Vaczy 130	15,153	15,153	0	Less than 1%
VFT Special Ventures, Ltd. 131	78,511	78,511	0	Less than 1%
Bennett J. Wasserman and Bonnie Wasserman, JTWROS 132	8,523	8,523	0	Less than 1%
Emmanuel Wasserman, DDS; MSD, APC—Employees’ Profit Sharing Plan and Trust 133	8,523	8,523	0	Less than 1%
Schmuel Wasserman 134	12,500	12,500	0	Less than 1%
Dan K. Wassong 135	34,092	34,092	0	Less than 1%
David Weinberg 136	4,167	4,167	0	Less than 1%
Mark Weinreb 137	133,423	22,923	110,500	2.71%
Stanley Weinreb 138	10,300	6,800	3,500	Less than 1%

131
Beneficial ownership includes 73,511 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Gregory J. Berlacher exercises voting and dispositive power over the 5,000 shares of Common Stock and 73,511 shares of Common Stock underlying warrants held in the name of this selling security holder, VFT Special Ventures, Ltd., all of which are being offered pursuant to this Registration Statement.  Mr. Berlacher is the President and Chief Executive Officer of Emerging Growth Equities, Ltd., a registered broker-dealer and the placement agent for the Company’s January 2007 private placement. He is also a limited partner (and the principal owner) of EGE Holdings, Ltd.  EGE Holdings, Ltd. owns Emerging Growth Equities, Ltd.

132	Beneficial ownership includes 2,841 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

133	Beneficial ownership includes 2,841 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

134	Beneficial ownership includes 12,500 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

135	Beneficial ownership includes 11,364 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

136	Beneficial ownership includes 4,167 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

137
Mark Weinreb is the President and a director of the Company. From February 6, 2003, until June 2, 2006, he also served as the Chief Executive Officer and Chairman of the Board of the Company. Beneficial ownership includes 80,500 shares issuable upon exercise of options, none of which are being offered pursuant to this Registration Statement.

138
Stanley Weinreb is the father of Mark Weinreb, the President and a director of the Company. Beneficial ownership includes 2,000 shares issuable upon the exercise of options, none of which are being offered pursuant to this Registration Statement.

Michael Weiser 139	40,000	40,000	0	Less than 1%
Andrew P. Weiss 140	7,500	7,500	0	Less than 1%
WestPark Capital, Inc. 141	7,752	7,752	0	Less than 1%
Worthington Growth LP 142	100,000	100,000	0	Less than 1%
Mia Beth Yoo	315	315	0	Less than 1%
Elan Zivotofsky 143	17,046	17,046	0	Less than 1%
Joseph Zuckerman 144	34,844	10,744	24,100	Less than 1%

139	Beneficial ownership includes 20,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

140	Beneficial ownership includes 2,500 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

141
WestPark Capital, Inc., a broker-dealer, was the placement agent in the Company’s private placement of convertible promissory notes and warrants from December 2005 to January 2006.  Beneficial ownership includes 6,877 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

142	Beneficial ownership includes 50,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

143	Beneficial ownership includes 5,682 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

144
Joseph Zuckerman is a director of the Company and a member of the Company’s Audit, Compensation and Nominating Committees. Beneficial ownership includes: 2,084 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement; and 21,500 shares issuable upon the exercise of options, none of which are being offered pursuant to this Registration Statement.

PLAN OF DISTRIBUTION

We are registering for resale by the selling stockholders a total of 3,188,050 shares of Common Stock, of which 1,833,362 shares are issued and outstanding and 1,354,688 shares are issuable upon exercise of warrants.

The Selling Stockholders and any of their respective donees, transferees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the American Stock Exchange or any stock exchange, market or trading facility on which the shares are traded in the future, or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The Selling Stockholders will act independently of NeoStem, Inc. in making decisions with respect to the timing, manner and size of each sale.

The Selling Stockholders may use any one or more of the following methods when selling shares:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
• block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
• an exchange distribution in accordance with the rules of the applicable exchange;
• privately negotiated transactions;
• short sales;
• broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
• a combination of any such methods of sale; and
• any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to benegotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock, shares underlying warrants or shares underlying warrants to purchase units owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker- dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledge intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholders has represented and warranted to the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

The Company is paying all fees and expenses incident to the registration of the shares. The Company has agreed to indemnify certain of the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the shares to be offered by this prospectus will be passed upon for us by Lowenstein Sandler PC, Roseland, New Jersey.

EXPERTS

Holtz Rubenstein Reminick LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2006 and for the three year period then ended included in (i) our Annual Report on Form 10-K, for the year ended December 31, 2006, filed on March 29, 2007 and (ii) our Current Report on Form 8-K dated September 11, 2007 (which contains such consolidated financial statements retroactively adjusted to give effect to the Company’s one-for-ten reverse stock split of its Common Stock effective August 9, 2007), both of which are incorporated by reference in this prospectus and elsewhere in the registration statement.  Our consolidated financial statements are incorporated by reference in reliance on the report of Holtz Rubenstein Reminick LLP, given on the authority of said firm as experts in auditing and accounting.  The audit reports covering the December 31, 2006 consolidated financial statements contain an explanatory statement describing the Company’s adoption of the fair value method of accounting for stock-based compensation as required by Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” effective January 1, 2006.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on March 29, 2007;
•	The Company’s Quarterly Reports on Form 10-QSB for the periods ended March 31, 2007 and June 30, 2007, filed on May 10, 2007 and August 14, 2007, respectively;

•	The filed portions of the Company’s Current Reports on Form 8-K, filed on February 1, February 12, February 28, March 16, April 30, August 9, August 21, and September 11, 2007; and
•
The description of our common stock as set forth in the section entitled “Description of Securities” in the Company’s Registration Statement on Form 8-A filed on August 8, 2007 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, which incorporates by reference the description of the common stock contained in the section entitled "Description of Securities" in the Prospectus filed on July 16, 2007 pursuant to Rule 424(b) with respect to the Company's Registration Statement on Form SB-2 (Registration No. 333-142923) filed with the Securities and Exchange Commission (the "Registration Statement"), including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all other reports that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this prospectus and the termination of the offering.

To receive a free copy of any of the documents incorporated by reference in this prospectus, call or write to NeoStem, Inc., Attention: Secretary, 420 Lexington Avenue, Suite 450, New York, NY  10170, (telephone number is (212) 584-4180). The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

You should rely only on the information contained in this prospectus or any supplement and in the documents incorporated by reference above. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement or in the documents incorporated by reference is accurate on any date other than the date on the front of those documents.The information we incorporate by reference is an important part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act and we therefore file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the Securities and Exchange Commission’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s Internet site is www.sec.gov. You may also view our filings with the Securities and Exchange Commission on our internet site at www.neostem.com.

This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act with respect to the securities. As permitted by the Securities and Exchange Commission’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Securities and Exchange Commission, at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed or incorporated by reference as an exhibit to the registration statement or as an exhibit to our Securities Exchange Act filings, each such statement being qualified in all respects by such reference.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law (“GCL”) authorizes a court to award or a corporation’s Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our certificate of incorporation is consistent with the Delaware GCL. Each of our directors, officers, employees and agents will be indemnified to the extent permitted by the Delaware GCL. We also maintain insurance on behalf of our directors and officers against liabilities asserted against such persons and incurred by such persons in such capacities, whether or not we would have the power to indemnify such persons under the Delaware GCL.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on September 10, 2007.

NEOSTEM, INC.
By:	/s/ Robin L. Smith
Name:	Robin L. Smith
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robin L. Smith and Catherine M. Vaczy as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in capacities and on the dates indicated.

Signature	Title	Date
/s/ Robin L. Smith	Director, Chief Executive
Robin L. Smith	Officer and Chairman of the Board (Principal Executive Officer)	September 10, 2007

/s/ Larry A. May	Chief Financial Officer
Larry A. May	(Principal Financial Officer and Principal Accounting Officer)	September 10, 2007

/s/ Mark Weinreb	Director and President	September 10, 2007
Mark Weinreb
/s/ Joseph Zuckerman	Director	September 10, 2007
Joseph Zuckerman
/s/ Richard Berman	Director	September 10, 2007
Richard Berman
/s/ Steven S. Myers	Director	September 10, 2007
Steven S. Myers

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemized estimate of fees and expenses payable by the Registrant in connection with the offering of the securities described in this registration statement, none of which will be paid by the selling securityholders:

SEC registration fee	$570
Legal fees and expenses	$13,000
Accounting fees and expenses	$6,000
Printing expenses	$2,000
Mailing and Miscellaneous	$3,430
Total	$25,000

Item 15. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Under the General Corporation Law of Delaware, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, the Delaware GCL also provides that we also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. However, in such an action by or on our behalf, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to us unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Our certificate of incorporation is consistent with the Delaware GCL. Each of our directors, officers, employees and agents will be indemnified to the extent permitted by the Delaware GCL. We also maintain insurance on behalf of our directors and officers against liabilities asserted against such persons and incurred by such persons in such capacities, whether or not we would have the power to indemnify such persons under the Delaware GCL.

ITEM 16. EXHIBITS

Exhibit Reference	Description
3	(a)	Amended and Restated Certificate of Incorporation dated August 29, 2006 (1)	3.1
	(b)	Amendment to Amended and Restated Certificate of Incorporation	3.1
		dated August 8, 2007 (2)
	(c)	Amended and Restated By-laws (3)	3.1
	(d)	First Amendment to Amended and Restated By-laws (4)	3.2
4	(a)	Specimen Certificate for Common Stock (2)	4.1
	(b)	Stock Purchase Agreement, dated April 20, 2005, between Phase III Medical, Inc. and	10.1
		Catherine M. Vaczy (5)
	(c)	Letter Agreement, dated April 20, 2005, between Phase III Medical, Inc. and Catherine	10.3
		M. Vaczy (5)
	(d)	Amendment dated July 18, 2005 to Stock Purchase Agreement with Catherine M. Vaczy	10.1
		dated April 20, 2005 (3)
	(e)	Letter Agreement dated August 12, 2005 with Catherine M. Vaczy (3)	10.7
	(f)	Asset Purchase Agreement dated December 6, 2005 by and among Phase III Medical, Inc.,	99.1
		Phase III Medical Holding Company, and NeoStem, Inc. (6)
	(g)	Letter Agreement dated December 22, 2005 between Phase III Medical, Inc. and	10(y)
		Catherine M. Vaczy (7)
	(h)	Form of Convertible Promissory Note (8)	10.1
	(i)	Form of Warrant (8)	99.1
	(j)	Advisory Agreement dated May 2006 between Phase III Medical, Inc. and	10(ee)
		Duncan Capital Group LLC (9)
	(k)	Securities Purchase Agreement, dated June 2, 2006, between Phase III Medical, Inc.	10.1
		and certain investors listed therein (10)
	(l)	Registration Rights Agreement, dated June 2, 2006, between Phase III Medical, Inc.	10.2
		and certain investors listed therein (10)
	(m)	Form of Warrant to Purchase Shares of Common Stock of Phase III Medical, Inc (10)	10.3
	(n)	Form of Phase III Medical, Inc. Securities Purchase Agreement from July/August	10.1
		2006 (1)
	(o)	Form of Phase III Medical, Inc. Registration Rights Agreement from July/August	10.2
		2006 (1)
	(p)	Form of Phase III Medical, Inc. Warrant to Purchase Shares of Common Stock from	10.3
		July/August 2006 (1)
	(q)	Form of Amendment Relating to Purchase by Investors in Private Placement of	10.4
		Convertible Notes and Warrants December 2005 and January 2006 (1)
	(r)	Second Form of Amendment Relating to Purchase by Investors in Private Placement of	10.1
		Convertible Notes and Warrants December 2005 and January 2006 (11)
	(s)	Form of Subscription Agreement among NeoStem, Inc, Emerging Growth Equities, Ltd.	10.1
		and certain investors listed therein (12)
	(t)	Form of Redeemable Warrant to Purchase Shares of Common Stock of NeoStem, Inc.(12)	10.2
	(u)	Form of Non-Redeemable Warrant to Purchase Shares of Common Stock of NeoStem,	10.3
		Inc.(12)
	(v)	Amendment dated February 1, 2007 to Advisory Agreement dated May 2006 between	10.2
		Phase III Medical, Inc. and Duncan Capital Group LLC (13)
5	(a)	Opinion re: legality (2)(11)(14)	5.1
23	(a)	Consent of Holtz Rubenstein Reminick LLP(2)	23.1
	(b)	Consent of Lowenstein Sandler PC (included as part of Exhibit 5(a))
24	(a)	Power of Attorney (2)	24.1

Notes:

(1) Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the Company's Registration Statement on Form S-1, File No. 333-137045, which exhibit is incorporated here by reference.

(2) Filed herewith.

(3) Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the quarterly report of the Company on Form 10-Q for the quarter ended June 30, 2005, which exhibit is incorporated here by reference.

(4) Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the current report of the Company on Form 8-K, dated August 1, 2006, which exhibit is incorporated here by reference.

(5) Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the current report of the Company on Form 8-K, dated April 20, 2005, which exhibit is incorporated here by reference.

(6) Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the current report of the Company on Form 8-K, dated December 6, 2005, which exhibit is incorporated here by reference.

(7) Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the Company's annual report on Form 10-K for the year ended December 31, 2005, which exhibit is incorporated here by reference.

(8) Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the current report of the Company on Form 8-K, dated December 31, 2005, which exhibit is incorporated here by reference.

(9) Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the quarterly report of the Company on Form 10-Q for the quarter ended March 31, 2006, which exhibit is incorporated herein by reference.

(10) Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the current report of the Company on Form 8-K, dated June 2, 2006, which exhibit is incorporated here by reference.

(11) Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1, File No. 333-137045, which exhibit is incorporated here by reference.

(12) Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the current report of the Company on Form 8-K, dated January 26, 2007, which exhibit is incorporated here by reference.

 (13) Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the Company's annual report on Form 10-K for the year ended December 31, 2006, which exhibit is incorporated here by reference.

(14) Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the Company’s Registration Statement on Form S-1, File No. 333-140512, which exhibit is incorporated here by reference.

Item 17.                  Undertakings.

The undersigned registrant hereby undertakes to:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)	For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be deemed to be the initial bona fide offering thereof.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

NEOSTEM. INC.

EXHIBIT INDEX

EXHIBIT	DESCRIPTION	NO.
3(a)	Amendment to Amended and Restated Certificate of Incorporation dated August 8, 2007	3.1
4(a)	Specimen Certificate for Common Stock	4.1
5(a)	Opinion of Lowenstein Sandler PC	5.1
23(a)	Consent of Holtz Rubenstein Reminick LLP	23.1
23(b)	Consent of Lowenstein Sandler PC (included as part of Exhibit 5(a))